Exhibit 28(b)







                                REVOCABLE PROXY
                                BANK OF LOUDOUN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANK OF LOUDOUN FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 28, 1994 AND AT ANY ADJOURNMENT THEREOF.

          The undersigned, being a shareholder of Bank of Loudoun (the "Bank") hereby appoints Kenneth L. Crovo and John E. Skilton, or either of them, as proxy, with full powers of substitution, to cast all votes which the undersigned may be entitled to cast, if then personally present, at the Special Meeting of Shareholders of the Bank to be held at Carrodoc Hall at the Ramada Inn, 15 East Market Street, Route 7, Leesburg, Virginia on July 28, 1994 at 7:00 p.m., and at any adjournment of such meeting, as indicated below on the following matters:

          (1) Approval and adoption of the Agreement and Plan of Merger pursuant to which the Bank will be merged with and into Jefferson
National Bank, a wholly-owned national bank subsidiary of Jefferson Bankshares, Inc.
                                FOR           AGAINST
          (2) In their discretion, upon any other business that may properly come before the Special Meeting.

          THIS PROXY WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, UNLESS A CONTRARY DIRECTION IS GIVEN. PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT IN THE ENCLOSED ENVELOPE.

          This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting by giving written notice of such revocation to the Secretary of the Bank. Should the undersigned be present and want to vote in person at the Special Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by voting in person at the meeting.

          The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Shareholders of the Bank called for July 28, 1994 and a Proxy Statement-Prospectus for the Special Meeting dated June 23, 1994, prior to the signing of this proxy.

                                                    Date:



                                                   Signature

                                                   Signature

                                 IMPORTANT:   Please sign exactly as your
                                              name appears on this Proxy. If
                                              shares are registered jointly,
                                              each joint owner must sign this
                                              Proxy. If signing in a
                                              representative capacity, please
                                              give title.

                                              IF YOU RECEIVE MORE THAN ONE PROXY
                                              FORM, PLEASE SIGN AND RETURN ALL
                                              FORMS IN THE ACCOMPANYING
                                              ENVELOPE.